Exhibit 21.1
Subsidiaries of the Registrant

Subsidiary Name	State of Formation	Doing Business As	Line of Business	Number of Omitted Subsidiaries
11333, Inc.	AZ
AZ-Havasu Golden Valley, LLC	AZ
AZ-Havasu Kingman, LLC	AZ
AZ-Havasu SN 2.08, LLC	AZ
AZ-Havasu SN 67, LLC	AZ
AZ-Havasu Spokane, LLC	AZ
Buena Yuma, LLC	AZ
Heber 20, LLC	CA
IMH Disbursements, LLC	AZ
IMH HI LLC	DE
IMH Holdings, LLC	AZ
IMH Holdings 2, LLC	DE
IMH LR Clubhouse, LLC	AZ	Laughlin Ranch Clubhouse
IMH LR Real Estate, LLC	AZ
IMH Management Services, LLC	AZ
IMH NM LLC	DE
IMH Special Asset NT 102, LLC	AZ
IMH Special Asset NT 107, LLC	DE
IMH Special Asset NT 118, LLC	AZ
IMH Special Asset NT 139, LLC	DE
IMH Special Asset NT 175-AVN, LLC	AZ
IMH Special Asset NT 175-IGH, LLC	AZ
IMH Special Asset NT 176, LLC	AZ
IMH Special Asset NT 184, LLC	AZ
IMH Special Asset NT 194, LLC	AZ
IMH Special Asset NT 198, LLC	AZ
IMH Special Asset NT 228, LLC	AZ
Investors Mortgage Holdings California, Inc.	CA
Justin Ranch 123, LLLP	AZ
L'Auberge Newco, LLC	DE	L’Auberge de Sedona Hotel & Spa
LR Water, LLC	AZ
May, LLC	AZ
Motor City, LLC	DE
NM-Emerald, LLC	NM
Oasis Indian Bend LLC	DE
Orchards Newco, LLC	DE	Orchards Inn
Renegades Management, Inc.	MI
Southwest Acquisitions, LLC	DE
Stockholder, LLC	AZ		Real Estate Holdings	15
Strathmore Finance Company, Inc.	MI
Tralon Corp.	MI
Aperion Water Resources, LLC (converted to a from a corp to LLC 8-27-2015)	AZ

IMH Gabella, LLC	DE
Recorp Communities, Inc.	AZ
Apollo MC, LLC	DE	Real Estate Holdings	9
Cane Cholla, LLC	DE	Real Estate Holdings	15
MRH Holdings, LLC	DE	Real Estate Holdings	28
The L'Auberge Collection, LLC (fka L'Auberge Resort Management, LLC)	DE
Lakeside DV, LLC	DE
Lakeside DV Holdings, LLC	DE
Lakeside DVH Manager, LLC	DE
IMHJR, LLC	DE
IMHAPBK, LLC	DE
Maniatis Receivership, LLC	AZ
Antinori Investments, LLLP	AZ
Aperion Water Techology, LLC	AZ
Butera Properties, L.L.C.	NM
Matacan Properties, L.L.C.	NM
Northwest Outerloop Associates Limited Partnership	NM
Rio Verde 120 Limited Liability Company	AZ
Tesoro Properties, L.L.C.	NM